Exhibit 10.2

EXECUTION COPY

CONSENT MEMORANDUM

TO:	Akorn, Inc. Lender Group
RE:	Consent re: Restatement of Financials and Issuance of Convertible Debt
DATE:	May 19, 2015

Reference is hereby made to that certain Loan Agreement, dated as of April 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Akorn, Inc., as the Borrower (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto from time to time (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

The Borrower has informed the Administrative Agent and the Lenders that it will restate its previously issued financial statements for the annual period ended December 31, 2014 and the quarterly periods ended June 30, 2014, September 30, 2014 and December 31, 2014 (such financial statements, together with the related deliveries required pursuant to Sections 5.01(a), 5.01(b) and 5.01(c) of the Loan Agreement, are collectively referred to herein as the “Specified 2014 Financials”). As a result of such pending restatements (collectively, the “Restatements”), the Borrower has also informed the Administrative Agent and the Lenders that it (a) will need an extension under the Loan Agreement in order to furnish its financial statements (and related deliveries) for the quarterly period ended March 31, 2015 (such financial statements and related deliveries, the “2015 Q1 Financials”), the quarterly period ending June 30, 2015 (such financial statements and related deliveries, the “2015 Q2 Financials”) and the quarterly period ending September 30, 2015 (such financial statements and related deliveries, the “2015 Q3 Financials” and, together with the 2015 Q1 Financials and the 2015 Q2 Financials, the “2015 Financials”), in each case, as currently required by Sections 5.01(b) and 5.01(c) of the Loan Agreement, (b) will not file with the SEC its Quarterly Report on Form 10-Q (and related deliveries) for the quarterly period ended March 31, 2015 (such financial statements and related deliveries, the “2015 Q1 10-Q”) on or before the applicable deadline established by the SEC with respect to such periodic report of the Borrower and (c) may not file with the SEC its Quarterly Report on Form 10-Q (and related deliveries) for the quarterly period ending June 30, 2015 (such financial statements and related deliveries, the “2015 Q2 10-Q”) and the quarterly period ending September 30, 2015 (such financial statements and related deliveries, the “2015 Q3 10-Q” and, together with the 2015 Q1 10-Q and the 2015 Q2 10-Q, the “2015 10-Qs”), in each case, on or before the applicable deadline established by the SEC with respect to such periodic reports of the Borrower. The Borrower has additionally informed the Administrative Agent and the Lenders that it may desire to issue from time to time Indebtedness that is otherwise permitted under Section 6.01 of the Loan Agreement in the form of senior unsecured or subordinated unsecured debt securities that are convertible into Equity Interests in the Borrower (or other securities or property following a merger event or other change of the Equity Interests in the Borrower) (or cash in lieu of all or any portion of such Equity Interests (or such other securities or property)) in an amount determined by reference to the market price of such Equity Interests (or such other securities or property) (such Indebtedness that is so otherwise permitted and is issued in such form, “Convertible Debt”) and enter into related derivative overlay transactions (the “Convertible Related Derivatives”) in respect of Equity Interests in the Borrower (or other securities or property following a merger event or other change of the Equity Interests in the Borrower) pursuant to which the Borrower will make and/or receive one or more payments or deliveries to and/or from one or more counterparties with respect to the entry into, settlement and/or termination of such derivative overlay transactions (provided that, the purchase price for such Convertible Related Derivatives does not exceed the net proceeds received by the Borrower from the issuance of the Convertible Debt in connection with which the Borrower entered into such Convertible Related Derivatives) (such debt securities and related derivatives, collectively, “Convertible Debt and Related Instruments”).

The Borrower has requested that the Administrative Agent and the Required Lenders consent to and agree (the “Consent”) that:

(a) any Default or Event of Default that may have occurred and is continuing or may occur, in each case pursuant to clauses (c), (d), (e), (g) and/or (n) of Article VII of the Loan Agreement or the corresponding provisions of any other Loan Document, solely and directly as a result of (i) any of the Specified 2014 Financial Statements being incorrect, (ii) the Restatements, (iii) any failure of the Borrower to file any 2015 10-Q on or before the applicable deadline established by the SEC with respect to such periodic reports of the Borrower, (iv) any failure of the Borrower to provide the 2015 Financials and/or any 2015 10-Qs on or before any other applicable deadline and/or (v) any failure of the Borrower to provide any notice of the foregoing, are each hereby waived; provided that, the Borrower shall (1) furnish to the Administrative Agent and the Lenders the restated Specified 2014 Financials by no later than November 13, 2015, (2) provide its 2015 Q1 Financials to the Administrative Agent and the Lenders by no later than November 13, 2015, (3) provide its 2015 Q2 Financials to the Administrative Agent and the Lenders by the later of (x) the date the 2015 Q2 Financials are otherwise required to be delivered by pursuant to the Loan Agreement (without giving effect to this Consent Memorandum) and (y) thirty (30) days following delivery of its 2015 Q1 Financials and (4) provide its 2015 Q3 Financials to the Administrative Agent and the Lenders by the later of (x) the date the 2015 Q3 Financials are otherwise required to be delivered by pursuant to the Loan Agreement (without giving effect to this Consent Memorandum) and (y) thirty (30) days following delivery of its 2015 Q2 Financials; and

(b) (i) the Borrower’s issuance from time to time of Convertible Debt, its entry from time to time into Convertible Debt and Related Instruments (including any payments and/or receipts of premiums in connection therewith) and its exercise of its rights and performance thereof and thereunder (including, without limitation, its payment of interest and the conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) of any Convertible Debt and Related Instruments or portions thereof, in each case, whether in cash, Equity Interests in the Borrower or, following a merger event or other change of the Equity Interests in the Borrower, other securities or property), are permitted by Sections 6.01, 6.04, 6.05, 6.07, 6.08 and 6.10 of the Loan Agreement (and for the avoidance of doubt, the defined term “Equity Interests” is intended to exclude any Convertible Debt and Related Instruments); (ii) neither (x) any conversion, or rights of holders to convert, or require any repurchase of, such debt securities, in each case in accordance with terms of the indenture applicable to such debt securities nor (y) any cancellation and/or termination, or satisfaction of any condition precedent therefor, of any Convertible Related Derivatives, shall constitute an Event of Default under clause (g) of Article VII of the Loan Agreement and (iii) any obligations under Convertible Related Derivatives shall not constitute Secured Obligations for purposes of the Loan Documents;

provided that, it is hereby understood and agreed that (1) if the Borrower fails, by August 14, 2015, to provide the Administrative Agent and the Lenders with the restated Specified 2014 Financials and the 2015 Q1 Financials, the Loans shall bear interest at a rate per annum equal to 1.00% plus the rate otherwise applicable thereto for the period commencing on (and including) August 14, 2015 and ending on (but excluding) November 13, 2015 and (2) if the Borrower fails to provide the Administrative Agent and the Lenders with the restated Specified 2014 Financials, the 2015 Q1 Financials, the 2015 Q2 Financials or the 2015 Q3 Financials by the respective deadlines set forth above, clause (a) of this Consent shall cease to be effective, the Administrative Agent and the Lenders shall have all the rights and remedies afforded by the Loan Agreement and the other Loan Documents as if such Consent had never been granted, and an immediate Event of Default shall be deemed to have occurred under the Loan Agreement.

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Please indicate your Consent, as soon as possible but in no event later than 5:00 p.m. (New York City time) on May 18, 2015, by executing two (2) counterparts of your attached signature page to this Consent Memorandum and, upon execution, returning one copy by fax or e-mail to the attention of Mohammed Shaheen at Latham & Watkins LLP, counsel to the Administrative Agent (fax number: 312.993.9767; e-mail: mohammed.shaheen@lw.com) and returning two (2) originals to Mohammed Shaheen at Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611. Please make any necessary corrections or adjustments to your signature block prior to execution and delivery. This Consent Memorandum will be effective upon the Administrative Agent’s receipt of (i) executed signature pages via facsimile or e-mail from the Borrower, the Administrative Agent and the Required Lenders pursuant to Section 9.02 of the Loan Agreement and (ii) all fees (including consent fees payable to the Lenders) and any other amounts due and payable in connection with this Consent Memorandum, including reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent.

Each reference in the Loan Agreement to “this Loan Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” and words of like import, and each reference in the other Loan Documents to the Loan Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Loan Agreement after giving effect to this Consent Memorandum; and this Consent Memorandum and the Loan Agreement shall be read together and construed as a single instrument. This Consent Memorandum is a Loan Document. Except as expressly set forth herein, (i) all of the terms and provisions of the Loan Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed and (ii) the execution, delivery and effectiveness of this Consent Memorandum shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

All of the terms and provisions of this Consent Memorandum shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

This Consent Memorandum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent Memorandum by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Consent Memorandum. This Consent Memorandum shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

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JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ William J. Oleferchik

Name: William J. Oleferchik

Title: Managing Director

Signature Page to TLB Consent Memorandum

Akorn, Inc.

Name of Lender:*

By _________________________________
Name:
Title:

For any Lender requiring a second signature line:

By _________________________________
Name:
Title:

*Signature pages for Required Lenders on file with the Administrative Agent.

Signature Page to TLB Consent Memorandum

Akorn, Inc.

Acknowledged and Agreed:

AKORN, INC.

By: /s/ Joe Bonaccorsi________________________________
Name: Joe Bonaccorsi
Title: Secretary

Signature Page to TLB Consent Memorandum

Akorn, Inc.